UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 16, 2022

Date of Report (Date of earliest event reported)

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Boulevard
San Diego, California 92123
(Address of Principal Executive Offices) (Zip Code)

(858) 836-5000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.004 par value	RMD	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 16, 2022, at our annual meeting of stockholders, our stockholders (1) elected the ten nominees listed below to serve on our board of directors; (2) ratified the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2023; and (3) approved, on an advisory basis, the compensation of our named executive officers (“say-on-pay”).

	For	Against	Abstain	Broker Non-Votes
Item of business 1: Elect the following seven directors, each to serve until our 2023 annual meeting and until their successors are elected and qualified:
Carol Burt	112,920,252	1,611,838	653,168	4,934,277
Jan De Witte	114,414,039	549,367	221,852	4,934,277
Karen Drexler	112,325,192	2,592,899	267,167	4,934,277
Michael Farrell	114,166,629	811,588	207,041	4,934,277
Peter Farrell	110,955,680	3,892,880	336,698	4,934,277
Harjit Gill	113,995,558	965,687	224,013	4,934,277
John Hernandez	113,649,577	1,311,352	224,329	4,934,277
Richard Sulpizio	102,238,286	12,686,008	260,964	4,934,277
Desney Tan	114,124,829	836,885	223,544	4,934,277
Ronald Taylor	102,459,467	12,464,667	261,124	4,934,277

	For	Against	Abstain	Broker Non-Votes
Item of business 2: Ratify our selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2023.	113,914,469	6,001,739	203,327

	For	Against	Abstain	Broker Non-Votes
Item of business 3: Approve, on an advisory basis, the compensation of our named executive officers, as disclosed in our proxy statement (“say-on-pay”).	103,364,254	11,566,190	254,814	4,934,277

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

RESMED INC.

Date: November 17, 2022	By:	/s/ David Pendarvis
David Pendarvis
Chief administrative officer, global general counsel and secretary